Exhibit 99.1

PRESTO* National Presto Industries, Inc. Eau Claire, WI 54703-3703	Tel. 715-839-2121 Fax. 715-839-2148 715-839-2122 715-839-2242

NEWS RELEASE	CONTACT:	Ian Kees
FOR IMMEDIATE RELEASE		(715) 839-2245

NATIONAL PRESTO INDUSTRIES, INC. ANNOUNCES

THE RESIGNATION OF AN OFFICER

Eau Claire, Wisconsin June 17, 2008 — National Presto Industries, Inc. (NYSE: NPK) today announced that Terry Peterson, the Company’s Chief Financial Officer has resigned due to a serious illness. The Company has begun its search for a candidate to fill the chief financial officer position.

National Presto Industries, Inc. operates in three business segments. The Housewares/Small Appliance segment designs and sells small household appliances and pressure cookers under the PRESTO® brand name, and is recognized as an innovator of new products. The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, and cartridge cases. The Absorbent Products segment is primarily engaged in the manufacture of private label adult incontinence products and baby diapers.

This release contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.

*Trademark of National Presto Industries, Inc.